UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 1, 2017

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

WEWIN GROUP CORP.
(Exact name of registrant as specified in its charter)

Nevada	32-0446353
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Zheng Road (#5 Plant) Shushan Industrial Park Hefei, China 230031	230031
(Address of principal executive offices)	(Zip Code)

Tel.  +189-5653-9083
(Registrant's telephone number, including area code)

Makh Group Corp.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION

WeWin Group Corp., a Nevada corporation (the "Company") reports in this Current Report on Form 8-K an amendment to their articles of incorporation, along with related events. On June 7, the Company’s Board of Directors and the Shareholders passed resolutions announcing the Company will change its name to Makh Group Corp. to WeWin Group Corp. Over the coming weeks, the resolutions would be notarized. On June 7, the Company filed with the State of Nevada an amendment to Article I of their Articles of Incorporation. The Company has changed its name from Makh Group Corp. to WeWin Group Corp. The State of Nevada file stamped and approved this amendment on June 16, 2017.

The Company then filed an Issuer Company-Related Action Notification Form with FINRA. The Company received confirmation from FINRA that their application was approved on August 1, 2017. This Form alerted FINRA that the company was changing its name to

WeWin Group Corp., and its corporate symbol will be changed from MKKH to WWIN. The Daily List Announcement date from FINRA is August 2, 2017, and the Market Effective Date is August 3, 2017.

Section 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(a) Pro forma financial information.

Not applicable.

(b) Shell company transactions.

Not applicable.

(c) Exhibits

1.1Director’s Resolution

1.2Shareholder’s Resolution

1.3File Stamped Articles of Incorporation Amendment

1.4 Issuer Company-Related Action Notification Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:August 1, 2017By: ________________________________________________

Yonghua Kang, CEO